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                                                                   EXHIBIT 10.26

                FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
                -------------------------------------------------

     THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT ("Amendment") is made as of the 7th day of December, 2001 by and between CIRCOR, Inc., a Massachusetts company (the "Company") and David A. Bloss, Sr. ("Executive").

     WHEREAS, the Company and the Executive are parties to that certain Executive Employment Agreement made as of the 16th day of September, 1999 (the "Agreement") pursuant to which the Executive serves as the President and member of the Board of Directors of the Company and the Chairman of the Board, Chief Executive Officer and President of CIRCOR International, Inc., a Delaware corporation of which the Company is a wholly-owned subsidiary (the "Parent"); and

     WHEREAS, the Company, Parent and Executive desire to amend the Agreement solely to the extent set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Section 6(e) Termination by Executive defines "Good Reason" for the purpose of the Agreement to mean that Executive has complied with the "Good Reason Process" (hereinafter defined) following the occurrence of any of the following events: (A) a substantial diminution or other substantive adverse change, not consented to by Executive, in the nature or scope of Executive's responsibilities, authorities, powers, functions or duties; (B) any removal, during the Period of Employment, from Executive of his titles of Chief Executive Officer and President of the Parent; (C) an involuntary reduction in Executive's Base Salary except for across-the-board reductions similarly affecting all or substantially all management employees; (D) a breach by the Company of any of its other material obligations under this Agreement and the failure of the Company to cure such breach within thirty (30) days after written notice thereof by Executive; or (E) the involuntary relocation of the Company's offices at which Executive is principally employed or the involuntary relocation of the offices of Executive's primary workgroup to a location more than thirty (30) miles from such offices, or the requirement by the Company that Executive be based anywhere other than the Company's offices at such location on an extended basis, except for required travel on the Company's business to an extent substantially consistent with Executive's business travel obligations. That definition is hereby deleted and replaced with the following definition:

          For purposes of this Agreement, "Good Reason" shall mean that Executive has complied with the "Good Reason Process" (hereinafter defined) following the occurrence of any of the following events:
          (A) a substantial diminution or other substantive adverse change, not consented to by Executive, in the nature or scope of Executive's responsibilities, authorities, powers, functions or duties; (B) any removal, during the Period of Employment, from Executive of his titles of Chief Executive Officer and President of the Parent; (C) an involuntary reduction in Executive's Base Salary except for across-the-board reductions similarly affecting all or substantially all management employees; (D) a breach by the Company of any of its other material obligations under this Agreement and the failure of the Company to cure such breach within thirty (30) days after written notice thereof by Executive; (E) the involuntary relocation of the Company's offices at which Executive is principally employed or the involuntary relocation of the offices of Executive's primary workgroup to a location more than thirty (30) miles from such offices, or the requirement by the Company that Executive be based anywhere other than the Company's offices at such location on an extended basis, except for required travel on the Company's business to an extent substantially consistent with Executive's business travel obligations.; or (F) a reduction in Executive's annual incentive compensation opportunity below the annual incentive compensation opportunity most recently in effect for Executive prior to the Change in Control as determined by the Board or a Committee thereof.

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     2.   Section 8(a)(i) is hereby deleted in its entirety and replaced with the following:

          If within eighteen (18) months after the occurrence of the first event constituting a Change in Control, Executive's employment is terminated by the Company without Cause as provided in Subparagraph 6(d) or Executive terminates his employment for Good Reason as provided in Subparagraph 6(e), then the Company shall pay Executive a lump sum in cash in an amount equal to three (3) times the sum of (A) Executive's current Base Salary plus (B) Executive's highest annual incentive compensation under Subparagraph 3(a) in the three (3) immediately preceding fiscal years, excluding any sign-on bonus, retention bonus or any other special bonus. Such lump sum cash payment shall be paid to Executive within thirty (30) days following the Date of Termination; and

     3. Section 8(iii) is hereby deleted in its entirety and replaced with the following:

          Executive shall be fully vested in his accrued benefit under the SERP as of the Date of Termination and shall be credited with an additional thirty-six (36) months of Benefit Service under the SERP; and

     4. Section 8(a)(iv) is hereby deleted in its entirety and replaced with the following:

          The Company shall, for a period of three (3) years commencing on the Date of Termination, pay such health insurance premiums as may be necessary to allow Executive, Executive's spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the Date of Termination.

     5.   A new Section 8(a)(v) is hereby added to the Agreement as follows:

          (v) In addition, the Company shall, for a period of three (3) years commencing on the Date of Termination, pay or promptly reimburse Executive for expenses incurred for leasing an automobile (the "Leasing Allowance") in an amount equal to the Leasing Allowance that Executive was entitled to receive from the Company in accordance with the Leasing Allowance policies and procedures then in effect prior to the Date of Termination.

     6. Except as specifically amended hereby, the Agreement remains in full force and effect according to its terms.

     7. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]



                                       2

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

                                     CIRCOR INTERNATIONAL, INC.

                                     By:   /s/  Dewain Cross
                                        -----------------------------------
                                          Dewain Cross
                                          Compensation Committee/Board of
                                          Directors

                                     EXECUTIVE

                                           /s/  David A. Bloss, Sr.
                                        -----------------------------------
                                          David A. Bloss, Sr.